Exhibit 99.1

First Advantage Reports First Quarter 2026 Results

Delivers Another Record Quarter and Reaffirms Full Year 2026 Guidance

First Quarter 2026 Highlights1

•
Revenues of $385.2 million (8.6% growth year-over-year)
•
Net income of $2.2 million (0.6% margin); Diluted net income per share of $0.01
•
Adjusted EBITDA of $105.3 million (27.3% margin)
•
Adjusted Net Income of $45.1 million; Adjusted Diluted Earnings Per Share of $0.26
•
Cash Flows from Operations of $49.4 million
•
Subsequent to the end of the quarter, voluntary debt prepayment of $25 million made on May 6, in addition to $25 million prepayment made on February 27
•
$19.5 million in shares repurchased under $100 million share repurchase program
•
Reaffirming full year 2026 guidance ranges3

ATLANTA, May 7, 2026 – First Advantage Corporation (NASDAQ: FA), a global software and data company, today announced financial results for the first quarter ended March 31, 2026.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended March 31,
	2026	2025	Change
Revenues	$385.2	$354.6	8.6%
Net income (loss)	$2.2	$(41.2)	NM
Net income (loss) margin	0.6%	(11.6)%	NA
Diluted net income (loss) per share	$0.01	$(0.24)	NM
Adjusted EBITDA[1]	$105.3	$92.1	14.3%
Adjusted EBITDA Margin[1]	27.3%	26.0%	NA
Adjusted Net Income[1]	$45.1	$30.5	48.0%
Adjusted Diluted Earnings Per Share[1]	$0.26	$0.17	52.9%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the end of this earnings release for definitions and schedules with reconciliations of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information; "NM" indicates not meaningful information.

“Continuing our positive momentum from 2025, we generated exceptional financial results in the first quarter, with year-over-year revenue growth of 8.6%. Our sales engine is clearly humming. Our verticalized go-to-market strategy and diversified customer base, with our focus on enterprise customers, have enabled us to consistently outpace broader hiring market trends. We are seeing positive momentum across key verticals including retail & e-commerce, transportation & logistics, and gig economy, and are continuing to deliver upsell, cross-sell, and new logo wins through our innovative solutions, while also maintaining our high customer retention rate of 97%. Spanning across the employee lifecycle, our comprehensive solutions, including Digital Identity, continue to resonate with customers and open up meaningful growth opportunities,” said Scott Staples, Chief Executive Officer.

“We are building on our position of strength through the disciplined execution of our FA 5.0 growth strategy. First Advantage operates at scale, leveraging our AI-enabled products and technologies to help customers navigate increasingly complex human capital risks. Our proprietary data assets, large scale physical fulfillment networks, compliance expertise, consultative approach, and deep system integrations uniquely position us to deliver durable, long-term shareholder value in an evolving technology landscape,” Staples concluded.

Reaffirming Full Year 2026 Guidance

“We are reaffirming our full year 2026 guidance in light of our strong performance in the first quarter and our latest view of the macroeconomic environment,” commented Steven Marks, Chief Financial Officer. “We continue to generate strong cash flow, and consistent with our balanced capital allocation strategy, we are both repurchasing shares and continuing to reduce net leverage. During the quarter, we repurchased $19.5 million in shares under our recently announced $100 million authorization and voluntarily paid down $25 million of debt, as previously announced. Subsequent to the end of the quarter, we repurchased an additional $13.8 million in shares through May 1 and made another voluntary principal prepayment of $25 million in early May. We remain focused on accelerating growth while steadily reducing net leverage and advancing toward our long-term financial objectives.”

The following table summarizes our full year 2026 guidance.

As of May 7, 2026
Revenues	$1,625 million – $1,700 million
Adjusted EBITDA[3]	$460 million – $485 million
Adjusted Net Income[3]	$200 million – $220 million
Adjusted Diluted Earnings Per Share[3]	$1.15 – $1.25

3 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income (loss) and Adjusted Diluted Earnings Per Share to GAAP diluted net income (loss) per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2026 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its first quarter 2026 results today, May 7, 2026, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-274-8461 (domestic) or 203-518-9814 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage first quarter 2026 earnings call or provide the conference code FA1Q26. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/5299677/C9C3CC4A5F89F22F622AC6FC6E51BB7B.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
the failure to realize the expected benefits of the Sterling Acquisition;
•
adverse changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, uncertainty in financial markets, and changes in tax laws;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence ("AI");
•
our inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, social, ethical, and legal issues relating to the use of new and evolving technologies, employee or other internal misconduct, computer viruses, or the mishandling of personal data;
•
operating in a penetrated and competitive market;
•
our reliance on third-party data providers;
•
our sales to government entities and higher-tier contractors to governmental customers which involve unique competitive, procurement, budget, administrative and contractual risks;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
real or perceived errors, failures, or bugs in our products could adversely affect our business, results of operations, financial condition, and growth prospects;
•
our ability to identify attractive targets or successfully complete such transactions;
•
failure to comply with anti-corruption, economic and trade sanctions, and anti-money laundering laws and regulations;
•
disruptions at our Operation Centers of Excellence and other operational sites;
•
our contracts with our customers, which do not guarantee exclusivity or contracted volumes;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
risks relating to public opinion, which may be magnified by incidents or adverse publicity concerning our industry or operations;
•
our reliance on third-party vendors to carry out certain portions of our operations;

•
our dependence on the service of our key executives and other employees, and our ability to find and retain qualified employees;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
our ability to maintain, protect, and enforce the confidentiality of our trade secrets;
•
the use of open-source software in our applications;
•
seasonality in our operations from quarter to quarter;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
Silver Lake’s control of us and the potential conflict of its interest with ours or those of our stockholders; and
•
changing interpretations of tax laws.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” and “Adjusted Diluted Earnings Per Share.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Certain monetary amounts, percentages, and other figures have been subject to rounding adjustments. Percentage amounts have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts may vary from those obtained by performing the same calculations using the figures in our press release. Certain other amounts that appear in this press release may not sum due to rounding.

About First Advantage

First Advantage (NASDAQ: FA) is a global software and data company. We provide comprehensive, end-to-end identity solutions, criminal background screening, credential verifications, drug and health screening, and continuous risk monitoring. Combining AI-powered proprietary technology platforms with proprietary data, primary source data, and third-party data, we help organizations hire with confidence and manage risk across the entire employee lifecycle. With over 80,000 customers worldwide – including approximately two-thirds of the Fortune 100 – we deliver fast, comprehensive, and reliable solutions for employers, their candidates, and their employees. We conduct more than 200 million screens annually across over 200 countries and territories, supported by our verticalized go-to-market strategy, decades of experience, and proprietary databases containing over 1 billion records. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$225,908	$239,998
Restricted cash	111	86
Accounts receivable (net of allowance for doubtful accounts of $8,327 and $8,084 at March 31, 2026 and December 31, 2025, respectively)	287,676	297,281
Prepaid expenses and other current assets	21,317	15,323
Income tax receivable	4,306	9,010
Total current assets	539,318	561,698
Property and equipment, net	237,039	250,865
Goodwill	2,138,399	2,143,604
Intangible assets, net	820,653	857,111
Deferred tax asset, net	4,151	4,183
Other assets	14,604	16,341
TOTAL ASSETS	$3,754,164	$3,833,802
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$107,193	$109,888
Accrued compensation	42,246	60,537
Accrued liabilities	42,347	49,140
Current portion of operating lease liability	3,372	3,568
Income tax payable	3,128	2,298
Deferred revenues	5,211	5,028
Total current liabilities	203,497	230,459
Long-term debt (net of deferred financing costs of $32,603 and $34,498 at March 31, 2026 and December 31, 2025, respectively)	2,056,934	2,080,039
Deferred tax liability, net	181,024	190,255
Operating lease liability, less current portion	4,862	5,525
Other liabilities	14,063	13,972
Total liabilities	2,460,380	2,520,250
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 172,705,863 and 174,190,461 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	173	174
Additional paid-in-capital	1,532,985	1,528,315
Accumulated deficit	(212,149)	(194,632)
Accumulated other comprehensive loss	(27,225)	(20,305)
Total equity	1,293,784	1,313,552
TOTAL LIABILITIES AND EQUITY	$3,754,164	$3,833,802

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2026	2025
REVENUES	$385,201	$354,588

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	211,411	192,565
Product and technology expense	24,605	27,155
Selling, general, and administrative expense	53,475	65,585
Depreciation and amortization	62,190	61,666
Total operating expenses	351,681	346,971
INCOME FROM OPERATIONS	33,520	7,617

OTHER EXPENSE, NET:
Interest expense, net	29,841	46,580
Loss on extinguishment of debt	374	—
Total other expense, net	30,215	46,580
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,305	(38,963)
Provision for income taxes	1,137	2,231
NET INCOME (LOSS)	$2,168	$(41,194)

Foreign currency translation (loss) income	(6,920)	5,453
COMPREHENSIVE LOSS	$(4,752)	$(35,741)

NET INCOME (LOSS)	$2,168	$(41,194)
Basic net income (loss) per share	$0.01	$(0.24)
Diluted net income (loss) per share	$0.01	$(0.24)
Weighted average number of shares outstanding - basic	173,903,625	172,756,497
Weighted average number of shares outstanding - diluted	174,922,780	172,756,497

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,168	$(41,194)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	62,190	61,666
Loss on extinguishment of debt	374	—
Amortization of deferred financing costs	1,520	1,608
Bad debt expense (recovery)	572	(712)
Deferred taxes	(9,227)	(7,553)
Share-based compensation	4,430	7,967
Loss on disposal and impairment of long-lived assets	6,631	132
Change in fair value of interest rate swaps	(4,945)	3,936
Changes in operating assets and liabilities:
Accounts receivable	8,339	1,927
Prepaid expenses and other assets	(5,502)	(993)
Accounts payable	(1,857)	(6,038)
Accrued compensation and accrued liabilities	(19,892)	(8,615)
Deferred revenues	201	482
Operating lease liabilities	87	(91)
Other liabilities	(1,183)	(366)
Income taxes receivable and payable, net	5,525	7,315
Net cash provided by operating activities	49,431	19,471
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(13,204)	(10,628)
Purchases of property and equipment	(2,812)	(485)
Other investing activities	2,000	37
Net cash used in investing activities	(14,016)	(11,076)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of First Lien Credit Facility	(25,000)	(5,463)
Share repurchases	(19,492)	—
Proceeds from issuance of common stock under share-based compensation plans	1,152	1,688
Net settlement of share-based compensation plan awards	(911)	(2,204)
Cash dividends paid	(10)	(11)
Payments on finance lease obligations	—	(3)
Net cash used in financing activities	(44,261)	(5,993)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(5,219)	906
(Decrease) increase in cash, cash equivalents, and restricted cash	(14,065)	3,308
Cash, cash equivalents, and restricted cash at beginning of period	240,084	169,483
Cash, cash equivalents, and restricted cash at end of period	$226,019	$172,791

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$5,768	$3,003
Cash paid for interest	$34,714	$41,881
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$2,386	$973
Excise taxes on share repurchases incurred but not paid	$195	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Net income (loss)	$2,168	$(41,194)
Interest expense, net	29,841	46,580
Provision for income taxes	1,137	2,231
Depreciation and amortization	62,190	61,666
Loss on extinguishment of debt	374	—
Share-based compensation(a)	4,430	7,967
Transaction and acquisition-related charges(b)	565	3,996
Integration, restructuring, and other charges(c)	4,582	10,866
Adjusted EBITDA	$105,287	$92,112
Revenues	385,201	354,588
Net income (loss) margin	0.6%	(11.6)%
Adjusted EBITDA Margin	27.3%	26.0%
(a)
Share-based compensation for the three months ended March 31, 2026 and 2025 includes approximately $0.6 million and $1.9 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2026 and 2025 include approximately $0.2 million and $3.8 million, respectively, of expense associated with the Sterling Acquisition.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended March 31, 2026 and 2025 include approximately $1.4 million and $7.8 million, respectively, of expense associated with the integration of Sterling.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income (loss)	$2,168	$(41,194)
Provision for income taxes	1,137	2,231
Income (loss) before provision for income taxes	3,305	(38,963)
Debt-related charges(a)	(3,169)	6,803
Acquisition-related depreciation and amortization(b)	50,914	50,039
Share-based compensation(c)	4,430	7,967
Transaction and acquisition-related charges(d)	565	3,996
Integration, restructuring, and other charges(e)	4,582	10,866
Adjusted Net Income before income tax effect	60,627	40,708
Less: Adjusted income taxes(f)	15,508	10,222
Adjusted Net Income	$45,119	$30,486

	Three Months Ended March 31,
	2026	2025
Diluted net income (loss) per share (GAAP)	$0.01	$(0.24)
Adjusted Net Income adjustments per share
Provision for income taxes	0.01	0.01
Debt-related charges(a)	(0.02)	0.04
Acquisition-related depreciation and amortization(b)	0.29	0.29
Share-based compensation(c)	0.03	0.05
Transaction and acquisition related charges(d)	0.00	0.02
Integration, restructuring, and other charges(e)	0.03	0.06
Adjusted income taxes(f)	(0.09)	(0.06)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.26	$0.17

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	174,922,780	172,756,497
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	2,217,580
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	174,922,780	174,974,077
(a)
Represents the loss on extinguishment and non-cash interest expense related to the amortization of debt issuance costs related to the refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended March 31, 2026 and 2025 includes approximately $0.6 million and $1.9 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2026 and 2025 include approximately $0.2 million and $3.8 million, respectively, of expense associated with the Sterling Acquisition.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended March 31, 2026 and 2025 include approximately $1.4 million and $7.8 million, respectively, of expense associated with the integration of Sterling.
(f)
Effective tax rates of approximately 25.6% and 25.1% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended March 31, 2026 and 2025, respectively.